UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 17, 2025 (April 11, 2025)

CRH public limited company
(Exact name of registrant as specified in its charter)

Ireland	001-32846	98-0366809
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Stonemason's Way, Rathfarnham, Dublin 16, D16 KH51, Ireland
(Address of principal executive offices)
+353 1 404 1000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares of €0.32 each	CRH	New York Stock Exchange
5.200% Guaranteed Notes due 2029	CRH/29	New York Stock Exchange
5.125% Guaranteed Notes due 2030	CRH/30	New York Stock Exchange
6.400% Notes due 2033	CRH/33A	New York Stock Exchange
5.400% Guaranteed Notes due 2034	CRH/34	New York Stock Exchange
5.500% Guaranteed Notes due 2035	CRH/35	New York Stock Exchange
5.875% Guaranteed Notes due 2055	CRH/55	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

☐	Emerging Growth Company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(e) of the Exchange Act ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of Chief Financial Officer

On April 17, 2025, CRH public limited company (‘CRH’ or the ‘Company’) announced the appointment of Nancy Buese as Chief Financial Officer, effective as of May 12, 2025. Alan Connolly, CRH’s Interim Chief Financial Officer, will continue in that role until May 11, 2025, following which Mr. Connolly will return to his previous role with CRH as Director of Strategic Finance.

Ms. Buese (age 55) previously served as the Executive Vice President and Chief Financial Officer of the Baker Hughes Company, an energy technology company, from November 2022 until February 2025 and Executive Vice President and Chief Financial Officer of Newmont Corporation, a gold mining company, from October 2016 to October 2022. Prior to her role at Newmont, Ms. Buese spent more than a decade as Executive Vice President and Chief Financial Officer of MarkWest Energy Partners, a leader in gathering, processing, and transportation of hydrocarbons, as well as Executive Vice President and Chief Financial Officer of MPLX (a subsidiary of Marathon Petroleum) following MPLX's acquisition of MarkWest. She began her career in public accounting, starting with Arthur Andersen and rising to be a partner at Ernst & Young until 2003. She has also served on the Board of Chubb Limited, an insurance and reinsurance organization, since 2023. She holds a bachelor of science degree in accounting and business administration from the University of Kansas and is a Certified Public Accountant.

There are no arrangements or understandings between Ms. Buese and any other person pursuant to which Ms. Buese was appointed to serve as Chief Financial Officer of the Company. There are no family relationships between Ms. Buese and any director or executive officer of the Company, and Ms. Buese has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Employment Agreement with Ms. Buese

In connection with Ms. Buese’s appointment as Chief Financial Officer, Ms. Buese entered into an employment agreement, dated April 11, 2025 and effective May 12, 2025, with the Company (the ‘Employment Agreement’).

Pursuant to the Employment Agreement, Ms. Buese will receive an initial annual base salary of $1,000,000 and is eligible to receive a pro-rated target annual bonus opportunity equal to 110% of her annual base salary (with a maximum opportunity equal to 220% of her annual base salary). Ms. Buese will also be eligible to receive an annual equity incentive award for 2025 with a target grant date fair value of $4,000,000, to be granted 60% in the form of performance stock units (‘PSUs’) and 40% in the form of restricted share units (‘RSUs’); provided that the Compensation Committee of the Board will be entitled in its discretion to adjust the mix between PSUs and RSUs. Ms. Buese will also receive a $1,000,000 one-time cash bonus payment and a one-time grant of $2,000,000 in RSUs, vesting 50% in 2026 and 50% in 2027, to be awarded concurrently with the Company’s 2025 equity compensation award cycle. Ms. Buese is also eligible to participate in holiday leave, employee benefit plans and programs consistent with those provided generally to similarly-situated executives from time to time.

Subject to certain exceptions, the Employment Agreement will continue until terminated by either party with at least six months’ written notice. The Company may, in its discretion, pay Ms. Buese an amount equal to six months of her base salary in lieu of any notice period or place Ms. Buese on garden leave for some or all of the notice period during which she will continue to receive her regular compensation.

Pursuant to the Employment Agreement, upon a termination of employment without cause by the Company or by Ms. Buese for good reason (other than during a change in control protection period), and upon execution of a separation agreement, Ms. Buese will be entitled to an amount equal to (i) one times the sum of the effective annual base salary and target bonus, (ii) a pro-rated performance bonus for the year of termination based on the number of weeks of employment during that year, and (iii) the cost of Ms. Buese’s COBRA premiums for 12 months. Upon a termination of employment by the Company without cause or a resignation by Ms. Buese for good reason within two years after a change of control of the Company Ms. Buese will be entitled (upon execution of a separation agreement) to an amount equal to (i) two times the sum of the effective annual base salary and target bonus, (ii) a pro-rated performance bonus for the year of termination based on the number of weeks of employment during that year, and (iii) a lump sum amount in cash equal to the cost of Ms. Buese’s COBRA premiums for 18 months. In the event of any termination of employment, the treatment of any outstanding equity awards shall be determined in accordance with the terms of the relevant plans and the applicable award agreements.

Ms. Buese also entered into a protective covenants agreement which provides that, subject to applicable state law, Ms. Buese will not compete with CRH for a period of nine months, nor solicit its customers or employees for a period of 12 months after the termination of employment, less the number of weeks Ms. Buese was placed on garden leave.

The foregoing summary of the Employment Agreement is qualified in its entirety by reference to the employment agreement, a copy of which will be filed with the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2025.

Item 7.01    Regulation FD Disclosure.
On April 17, 2025, the Company issued a press release regarding the matters described in Item 5.02 of this Current Report on Form 8-K. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

The information disclosed in this Current Report on Form 8-K pursuant to this Item 7.01 (including Exhibit 99.1 attached hereto) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the ‘Exchange Act’), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press release of CRH public limited company, dated April 17, 2025
104	Cover Page Interactive Data File (formatted in Inline XBRL)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: April 17, 2025

CRH plc

/s/ Neil Colgan
By:	Neil Colgan
Company Secretary